Exhibit 10.4

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

COLLABORATION AGREEMENT

This Collaboration Agreement (hereinafter called the “Agreement”) made and entered into this 28th day of February 2005 (the “Effective Date”), by and between Neurogenetics, Inc., a corporation organized and existing under the laws of Delaware (“Neurogenetics”), with principal place of business at 11085 North Torrey Pines Road, La Jolla, CA 92037, the United States of America, and Eisai Co., Ltd., a corporation organized and existing under the laws of Japan (“Eisai”), with its registered office at 6-10 Koishikawa 4-chome, Bunkyo-ku, Tokyo 112-8088, Japan.

WITNESSETH THAT:

WHEREAS, Neurogenetics is engaged in a certain project for the discovery of Compounds (as defined below) in the field of Alzheimer’s disease in humans; and

WHEREAS, Eisai wishes to participate in such project in the manner and to the extent described below, to obtain the first negotiation right with respect to any and all intellectual property of Neurogenetics claiming, disclosing or covering any Validated Compounds (as defined below), or the manufacture, use, sale, offer for sale or import of any Validated Compounds, arising out of or resulting from such project and to obtain a right of first refusal with respect to any Term Sheet (as defined below), on the terms set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms shall have the following respective meanings, and except as explicitly noted, each definition shall apply appropriately to the plural form of the word as well as to the singular:

1.1                               “Affiliate” shall mean any corporation, firm, association, joint venture, partnership or other entity which directly or indirectly Owns, is Owned by or is under common Ownership with either Party. The terms “Owns”, “Owned” and “Ownership” for purpose of determining status as an Affiliate shall mean ownership of at least fifty percent (50%) of the voting equity or other ownership interest conferring on the entity who holds it the power directly or indirectly to control or direct the affairs of such corporation, firm, association, joint venture, partnership, or other entity (or such lesser percentage in a particular jurisdiction that provides such control).

1.2                               “Adverse Ruling” shall have the meaning set forth in Section 6.2

1.3                               “ADR” shall have the meaning set forth in Exhibit B hereto.

1.4                               “Compound” shall be a chemical entity that lowers amyloid beta 42 peptide without significantly affecting Notch processing. For clarification, the definition of “Compounds” excludes Neurogenetics’ muscarinic receptor agonist compounds, including, without limitation, NGX267 and NGX292.

1.5                               “Dispute” shall have the meaning set forth in Section 8.3.

1.6                               “Effective Date” shall mean the date first set forth above.

1.7                               “Eisai’s Counsel” shall mean Eisai’s designated outside counsel, who is identified in Exhibit C.

1.8                               “Eisai’s Proprietary Information” shall mean any and all scientific and technical information and data, know-how and concepts which have been developed prior to the Effective Date or hereafter developed during the term of this Agreement by or on behalf of Eisai.

1.9                               “Extension Term” shall have the meaning set forth in Section 6.1.

1.10                        “FTE” shall mean the equivalent of work performed during a twelve (12)-month period on a full time basis by a scientist or other professional (whether an employee or independent contractor of Neurogenetics) possessing skills and experience necessary for Neurogenetics to carry out the Project.

1.11                        “Indication of Interest” shall have the meaning set forth in Section 3.2(c).

1.12                        “Negotiation Period” shall have the meaning set forth in Section 3.2(d).

1.13                        “Neurogenetics’ Property” shall mean any and all intellectual property (including, without limitation, all patents, patent applications, trade secrets and know-how) claiming, disclosing or covering any Validated Compound resulting from the Project and any and all Neurogenetics’ Proprietary Information with respect to any such Validated Compound.

1.14                        “Neurogenetics’ Proprietary Information” shall mean any and all scientific and technical information and data, know-how and concepts which have been developed prior to the Effective Date by or on behalf of Neurogenetics in the course of its project for the discovery of Compounds in the field of treatment or prevention of Alzheimer’s disease in humans, or are hereafter developed during the term of this Agreement by or on behalf of Neurogenetics in the course of the Project.

1.15                        “Neutral” shall have the meaning set forth in Exhibit B hereto.

1.16                        “Party” and “Parties” shall mean Eisai or Neurogenetics or both, as applicable.

1.17                        “Project” shall mean the project for the discovery of Compounds in the field of treatment or prevention of Alzheimer’s disease in humans, which Neurogenetics is performing and will carry out during the Term, as specified in the Project Plan.

1.18                        “Project Plan” shall mean the plan attached as Exhibit A hereto and incorporated herein.

1.19                        “Recipient” shall have the meaning set forth in Section 7.1.

1.20                        “Response Period” shall have the meaning set forth in Section 3.2(f).

1.21                        “Term” shall have the meaning set forth in Section 6.1.

1.22                        “Term Sheet” shall have the meaning set forth in Section 3.2(f).

1.23                        “Validated Compound” shall mean (a) any Compound discovered or identified by or on behalf of Neurogenetics prior to the Effective Date or in the course of the Project, which is designated by Neurogenetics as validated in accordance with the Validation Criteria in effect at the time the applicable quarterly report detailing such Compound is submitted to Eisai’s Counsel where such designation is confirmed by Eisai pursuant to Section 3.2(a), and (b) hydrates, solvates, salts, stereoisomers, prodrugs and polymorphs of such Compound.

1.24                        “Validation Criteria” shall mean the biochemical, toxicological and/or pharmacological criteria for validating a Compound identified in the course of the Project that are attached hereto as Exhibit D and incorporated by reference herein, as they may be amended upon written agreement of the Parties.

ARTICLE 2

COLLABORATION AND GOVERNANCE

2.1                               Neurogenetics shall use all reasonable efforts to conduct the Project during the Term in accordance with the Project Plan. However, it is agreed and acknowledged that, so long as it conducts the Project in accordance with the Project Plan, Neurogenetics shall be solely responsible for conducting the Project, and shall, in its sole discretion, select the research tools and methods that are used in the course of the Project. Eisai shall not control the Project. Neurogenetics shall devote such personnel and other resources to the Project during each year of the Term as is appropriate to perform or support the work to be conducted under the Project in accordance with the Project Plan.

2.2                               Neurogenetics acknowledges that Eisai has developed and possesses its own proprietary chemical entities resulting from its own project whose purpose is to discover lead compounds that selectively lower amyloid beta peptide without significantly affecting Notch processing and that Eisai will continue to develop its own chemical entities in an effort to obtain pharmaceutical compounds which will be suitable for clinical development in the field of Alzheimer’s disease. In this respect, the Parties agree to establish mutually acceptable procedures to prevent the disclosure of Eisai’s Proprietary Information to Neurogenetics and, except as provided herein, to prevent the disclosure of Neurogenetics’ Proprietary Information to Eisai.

ARTICLE 3

FIRST NEGOTIATION RIGHT AND RIGHT OF FIRST REFUSAL

3.1                               Neurogenetics hereby grants to Eisai, during the Term and the Extension Term, as applicable, the exclusive right to be the first to negotiate terms and conditions to license, collaborate, form alliances, joint ventures and/or partnerships or other similar business arrangements with respect to a Validated Compound and Neurogenetics’ Property claiming, disclosing or covering such Validated Compound or its manufacture, use, sale, offer for sale or import in accordance with Section 3.2. Neurogenetics also grants to Eisai a right of first refusal on any Term Sheet (as defined below) in accordance with Section 3.2.

3.2                               The Parties agree and acknowledge that Eisai’s exclusive right, set forth in Section 3.1, to be the first to negotiate and Eisai’s right of first refusal on any Term Sheet shall be realized and implemented through the following procedures:

(a)                                  Neurogenetics shall submit to Eisai and Eisai’s Counsel a report promptly following the end of each calendar quarter during the Term, which provides true and accurate information regarding the following:  (i) a statement whether, as to each Compound referenced in the report, the Compound is believed by Neurogenetics to satisfy Validation Criteria, together with a detailed explanation of the performance and characteristics of the Compound as compared to each of the Validation Criteria; and (ii) a summary of research activities under the Project during the applicable period, provided that Neurogenetics shall not disclose to Eisai, but will disclose to Eisai’s Counsel, the identity and structure of each Compound referenced in the report. Upon receipt of the report, Eisai may ask questions regarding such Compounds and other matters referenced in the report directly or through Eisai’s Counsel to Neurogenetics, who shall respond in good faith to such questions promptly. In the event that Eisai does not designate as a Validated Compound a Compound which is referenced in the report, which Neurogenetics states it believes satisfies the Validation Criteria, and for which information relating to the Validation Criteria is provided in that report, within [***]) days after the date of such report or [***] days after receipt of Neurogenetics’ good faith responses to such questions asked by Eisai, then such Compound will be deemed not to be a Validated Compound. If Eisai reasonably believes that additional experiments are required before it can determine whether a Compound is a Validated Compound, Eisai informs Neurogenetics of such additional experiments and then Neurogenetics shall perform the experiments in a timely manner. The results of any such additional experiments on such Compound will be described in a report provided in accordance with this Section 3.2(a). The contents of reports provided to Eisai and Eisai’s Counsel hereunder shall be treated by them as confidential information of Neurogenetics, within the meaning of and subject to the terms and obligations of Article 7 hereof and the agreement between Eisai’s Counsel and

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Neurogenetics, which is attached hereto as Exhibit E, respectively. Except as provided in Section 3.2(e), Neurogenetics will not disclose to third parties any information described in the quarterly report or summaries without prior written consent of Eisai during the Term, except that (i) Neurogenetics may disclose information described in the quarterly report or summaries to potential third party financial investors in Neurogenetics (provided that Neurogenetics shall not disclose chemical structure of the Compounds to any such third party financial investor and any such third party financial investor agrees to maintain the confidentiality of any such information of Neurogenetics provided to such third party financial investor by Neurogenetics), and (ii) Neurogenetics may issue press releases and make scientific presentations and publications in the ordinary course of its business that generally describe the status of its research and development activities, provided that such press releases or scientific presentations do not disclose any Validated Compounds to which Eisai continues to have rights under this Section 3.2 or any Compounds discovered or identified in the course of the Project that Eisai has not completed yet their review to determine whether or not they are Validated Compounds. It is agreed and acknowledged that the particular compounds disclosed by Neurogenetics to Eisai’s Counsel on February 14, 2005 shall be governed by this Agreement.

(b)                                 Neurogenetics shall allow Eisai’s Counsel or their agents to visit research facilities of Neurogenetics during the Term and the Extension Term, as applicable, with reasonable prior notice and at reasonable times and for a reasonable length of stay in order to enable Eisai’s Counsel or their agent to understand the status of the Project. Eisai’s Counsel or their agents shall be subject to Neurogenetics’ standard policies regarding visitors to its facilities and shall be obligated to hold any confidential information of Neurogenetics in confidence in accordance with the letter between Eisai’s Counsel and Neurogenetics, and neither Eisai nor

Eisai’s Counsel or their agents shall use any such confidential information of Neurogenetics for any purpose other than as contemplated by this Agreement in accordance with the provisions of Article 7. In addition, Neurogenetics and Eisai or Eisai’s Counsel, as applicable, will have regular communication by video, telephone and e-mail as reasonably necessary during the Term regarding the status of the Project.

(c)                                  During the Term and the Extension Term, as applicable, Eisai may express its interest in negotiating the terms and conditions of a license, collaboration, alliance, joint venture, partnership or other similar business arrangement with respect to one (1) or more specific Validated Compounds within the Neurogenetics’ Property by providing written notice to Neurogenetics specifying the applicable Validated Compounds of interest (an “Indication of Interest”). Eisai must provide an Indication of Interest with respect to a Validated Compound within [***] days after the date that Eisai designates such Validated Compound. If Eisai does not provide an Indication of Interest with respect to a Validated Compound within such period, then the right of first negotiation with respect to such Validated Compound shall expire at the end of such period, and Eisai shall have no further rights with respect to such Validated Compound.

(d)                                 For a period of [***] days following the date of an Indication of Interest (the “Negotiation Period”), the Parties shall negotiate in good faith regarding a proposal for a license, collaboration, alliance, joint venture, partnership or other similar business arrangement with respect to the Validated Compound specified in such Indication of Interest and the Neurogenetics’ Property claiming, disclosing or covering such Validated Compound or its manufacture, use, sale, offer for sale or import. The Negotiation Period may be extended upon written mutual agreement of the Parties for an additional [***] days, and such additional [***]

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day period shall be included in the defined term “Negotiation Period.”  The terms and subject matter of such negotiations shall be treated by the Parties as confidential information of both Parties, within the meaning of, and subject to the terms and obligations of, Article 7 of this Agreement. During the Negotiation Period, Neurogenetics will provide to Eisai current information, and will respond to Eisai’s reasonable inquiries, regarding any Validated Compound as to which Eisai has provided an Indication of Interest.

(e)                                  In the event that, by the end of such Negotiation Period, the Parties reach an agreement with respect to the terms and conditions of a license, collaboration, alliance, joint venture, partnership, or other similar business arrangement with respect to the Validated Compound specified in the applicable Indication of Interest and the Neurogenetics’ Property claiming, disclosing or covering such Validated Compound or its manufacture, use, sale, offer for sale or import, then the Parties will enter into a definitive agreement reflecting the terms and conditions mutually agreed to by the Parties. In the event that, by the end of such Negotiation Period, the Parties do not reach an agreement with respect to the terms and conditions of a license, collaboration, alliance, joint venture, partnership or other business arrangement with respect to the Validated Compound specified in such Indication of Interest and the Neurogenetics’ Property claiming, disclosing or covering such Validated Compound or its manufacture, use, sale, offer for sale or import, then, except as set forth in Section 3.2(f) with respect to the right of first refusal, Eisai shall have no rights with respect to the Validated Compound specified in such Indication of Interest or any Neurogenetics’ Property claiming, disclosing or covering such Validated Compound or its manufacture, use, sale, offer for sale or import, and Neurogenetics shall be free to discuss and, subject to compliance with Section 3.2(f), as applicable, enter into with a third party the terms and conditions of a license, collaboration, alliance, joint venture, partnership or other similar business arrangement with respect to the Validated Compound specified in such Indication of Interest and the Neurogenetics’ Property claiming, disclosing or covering such Validated Compound or its manufacture, use, sale, offer for sale or import, and to disclose such Neurogenetics’ Property, including, without limitation, information described in the relevant quarterly report and summaries as necessary to facilitate such actions.

(f)                                    For a period of [***] months following the end of such Negotiation Period, Neurogenetics may not enter into an agreement with respect to the terms and conditions of a license, collaboration, alliance, joint venture, partnership, transfer or other similar business arrangement with respect to the Validated Compound that was the subject of an Indication of Interest and the Neurogenetics’ Property claiming, disclosing or covering such Validated Compound or its manufacture, use, sale, offer for sale or import (for clarification, excluding any Proposed Transaction, which shall be addressed in Section 3.2(i)) unless (i) Neurogenetics first provides to Eisai the Term Sheet (as defined below) for such agreement, and (ii) Eisai does not make a proposal to Neurogenetics in writing that is equivalent or superior to the Term Sheet within the Response Period (as defined below). As used herein, “Term Sheet” means the term sheet (or if there is no term sheet, a written summary of the terms) agreed to by Neurogenetics and a third party in connection with negotiations with such third party, which describes the material terms and conditions of a definitive agreement for a transaction described above regarding specific Neurogenetics’ Property relating to a Validated Compound that was previously identified in such Indication of Interest. As used herein, “Response Period” means the [***] day period immediately following the date that Neurogenetics first provided the Term Sheet to Eisai; provided that, if such Term Sheet is amended or modified in any material respect

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prior to the end of such [***] day period, such Response Period shall be extended, if necessary, so that such Response Period ends no earlier than [***] business days after the date that Neurogenetics provided the Term Sheet as so amended or modified to Eisai. If the Term Sheet is amended or modified in any material respect prior to the end of the Response Period, Neurogenetics shall provide to Eisai the Term Sheet as amended or modified, and references to such Term Sheet in this Section 3.2(f) shall thereafter refer to the Term Sheet as amended or modified. During the Response Period, Neurogenetics will provide to Eisai current information, and will respond to Eisai’s inquiries, regarding any Validated Compound as to which is subject of the Term Sheet. For avoidance of doubt, in the event that Eisai makes a proposal to Neurogenetics in writing that is equivalent or more favorable to Neurogenetics than the Term Sheet within the Response Period, Eisai and Neurogenetics shall enter into good faith negotiations for a definitive agreement with respect to that proposal. In that event, Neurogenetics shall not enter into discussions about a definitive agreement with the third party regarding a transaction described in this Section 3.2(f) for a period of [***] days after such proposal is provided by Eisai to Neurogenetics. If Neurogenetics consummates such a transaction with a third party in compliance with this Section 3.2(f), then Eisai shall have no rights with respect to the Validated Compound and the Neurogenetics’ Property relating to the Validated Compound specified in such Indication of Interest.

(g)                                 At the end of the Term or the Extension Term, as applicable, Eisai shall have no rights with respect to any Neurogenetics’ Property, except (i) rights granted under any license, collaboration, alliance, joint venture, partnership or other similar business arrangement with respect to the Validated Compound specified in an Indication of Interest and the Neurogenetics’ Property claiming, disclosing or covering such Validated Compound or its

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manufacture, use, sale, offer for sale or import entered into by the Parties in accordance with the procedures described in this Section 3.2, and (ii) solely during the applicable Negotiation Period, the right of first negotiation granted under this Section 3.2, and, if applicable, solely for the [***] month period following the end of such Negotiation Period, the right of first refusal granted under this Section 3.2, with respect to the Validated Compound specified in any Indication of Interest dated prior to the end of the Term or the Extension Term, as applicable, and the Neurogenetics’ Property claiming, disclosing or covering such Validated Compound or its manufacture, use, sale, offer for sale or import.

(h)                                 For clarification, the Parties acknowledge and agree that the right of first negotiation in this Section 3.2 shall apply only to the Validated Compound specified in an Indication of Interest and the Neurogenetics’ Property claiming, disclosing or covering such Validated Compound or its manufacture, use, , sale, offer for sale or import, and the right of first refusal granted in this Section 3.2 shall apply only to a transaction described in Section 3.2(f) with respect to a Validated Compound specified in an Indication of Interest and the Neurogenetics’ Property claiming, disclosing or covering such Validated Compound or its manufacture, use, sale, offer for sale or import, and shall not otherwise apply to any other intellectual property of Neurogenetics.

(i)                                     If, during the Term or the Extension Term, as applicable, the Board of Directors of Neurogenetics determines to consider the sale of all of its business, or any portion of its business that includes the Neurogenetics Property, through a merger, sale of assets or similar transaction (a “Proposed Transaction”), then before Neurogenetics agrees to the principal terms of a Proposed Transaction with any third party, Neurogenetics will first advise Eisai in writing that Neurogenetics is considering a Proposed Transaction. If Eisai does not provide written

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notice to Neurogenetics within [***] days after the date of the written notice provided by Neurogenetics to Eisai regarding a Proposed Transaction that Eisai is interested in discussing a Proposed Transaction between the Parties, then Neurogenetics may proceed with a Proposed Transaction with any third party without further obligation to Eisai under this Section 3.2(i). If Eisai provides written notice to Neurogenetics within [***] days after the date of the written notice provided by Neurogenetics to Eisai regarding a Proposed Transaction that Eisai is interested in discussing a Proposed Transaction between the Parties, then, for a period of [***] days following the date of such written notice from Eisai (the “Discussion Period”), the Parties shall negotiate in good faith regarding a Proposed Transaction between Neurogenetics and Eisai. The Discussion Period may be extended upon written mutual agreement of the Parties for an additional[***] days, and such additional [***] day period shall be included in the defined term “Discussion Period.”  The terms and subject matter of such negotiations shall be treated by the Parties as confidential information of both Parties, within the meaning of, and subject to the terms and obligations of, Article 7 of this Agreement. In the event that, by the end of such Discussion Period, the Parties reach an agreement with respect to the terms and conditions of a Proposed Transaction between the Parties, then the Parties will enter into a definitive agreement reflecting the terms and conditions mutually agreed to by the Parties. In the event that, by the end of such Discussion Period, the Parties do not reach an agreement with respect to the terms and conditions of a Proposed Transaction between the Parties, then Neurogenetics may proceed with a Proposed Transaction with any third party without further obligation to Eisai under this Section 3.2(i), and Neurogenetics may make disclosures to such third party of information regarding Neurogenetics, including, without limitation, information described in reports provided pursuant to Section 3.2(a) (provided that Neurogenetics shall not disclose chemical structure of

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the Compounds to any such third party and any such third party agrees to maintain the confidentiality of any such information of Neurogenetics provided to such third party by Neurogenetics). In the event that Neurogenetics completes a Proposed Transaction with a third party, the rights granted by Neurogenetics to Eisai under this Agreement shall remain in effect, and such transaction shall not limit or restrict the rights granted to Eisai under this Agreement. This Section 3.2(i) shall automatically terminate upon the initial public offering of Common Stock of Neurogenetics.

ARTICLE 4

PAYMENT

4.1                               In consideration for (i) the exclusive right of first negotiation and (ii) the right of first refusal set forth in Section 3.1, Eisai shall pay Neurogenetics ten million U.S. dollars (US$10,000,000) within thirty (30) days after the Effective Date. It is agreed and acknowledged that, if the Parties reach an agreement with respect to the terms and conditions of a license, collaboration, alliance, joint venture, partnership or other similar business arrangement with respect to a Validated Compound specified in the applicable Indication of Interest in accordance with Section 3.2(e) within one (1) year from the Effective Date, Neurogenetics shall credit up to the following amount towards any future upfront payment to be made by Eisai to Neurogenetics under that agreement:  (a) if Neurogenetics has spent less than [***] U.S. dollars ($[***]) on conducting the Project between the Effective Date and the time the Parties enter into that agreement, the amount of such credit shall be [***] U.S. dollars ($[***]); and (b) if Neurogenetics has spent more than [***] U.S. dollars ($[***]) on conducting the Project between the Effective Date and the time the Parties enter into that agreement, the amount of such credit shall be equal to (i) [***] U.S. dollars ($[***]), less (ii) the amount by which

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Neurogenetics’ total expenditures on the Project between the Effective Date and the time the Parties enter into that agreement (as documented by Neurogenetics) exceed [***] U.S. dollars ($[***]).

4.2                               All payments made hereunder shall be paid by wire transfer to an account at Neurogenetics’ designated bank in California, and shall be paid in U.S. dollars.

4.3                               The payments set forth in this Article 4 shall be made without reduction for any taxes, charges, remittance fees, withholding taxes, provided that Neurogenetics shall provide Eisai with documentation necessary for Eisai to file an application with the Japanese Tax Office to avoid or reduce withholding or other applicable taxes.

4.4                               Neurogenetics shall provide Eisai a quarterly report within thirty (30) days of the end of each quarter, which describes Neurogenetics’ research expenses on the Project during the applicable quarter so that Eisai can confirm that Neurogenetics is conducting the Project in accordance with the Project Plan. In order to confirm the accuracy of the quarterly report, Eisai’s designated outside accountants may visit Neurogenetics to confirm the information included in the quarterly report during Neurogenetics’ business hours with one (1)month prior notice; provided that such visits may not occur more frequently than once in any six (6) month period. Neurogenetics shall cooperate in good faith with Eisai’s designated outside accountants during their stay in Neurogenetics. All information provided to Eisai or its designated outside accountants pursuant to this Section 4.4 shall be deemed confidential information of Neurogenetics and shall be subject to the provisions of Article 7 of this Agreement.

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ARTICLE 5

WARRANTIES

5.1                               Each Party warrants that the performance by such Party of any of the terms and conditions of this Agreement on its part to be performed does not and will not constitute a breach of any other material agreement or understanding, written or oral, to which it is a party and , to the best of such Party’s knowledge, will not otherwise violate the rights of any third party.

5.2                               Neurogenetics warrants that there are no adverse proceedings, claims or actions pending, or to the best of Neurogenetics’ knowledge, threatened, relating to any Neurogenetics’ Proprietary Information as of the Effective Date, and Neurogenetics shall, to the best of its knowledge, have the full right and legal capacity to conduct the Project and to disclose and deliver Neurogenetics’ Proprietary Information pursuant to the terms of this Agreement without violating the rights of third parties. Neurogenetics further warrants that it has the full right and legal capacity to execute this Agreement, without violating the rights of third parties.

5.3                               Neurogenetics warrants that Neurogenetics will observe all applicable regulations, rules, codes, legal and regulatory guidance and laws in performing the Project.

5.4                               Neurogenetics warrants that each report required to be delivered pursuant to Section 3.2(a) and any other information and data provided by Neurogenetics under this Agreement shall be truthful and accurate, and prepared by Neurogenetics in good faith.

5.5                               Except as expressly set forth herein, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY COMPOUND, DATA, INFORMATION, INTELLECTUAL PROPERTY OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT

OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, each Party expressly does not warrant the success of the Project.

ARTICLE 6

TERM AND TERMINATION

6.1                               This Agreement shall become effective on the Effective Date and, unless earlier terminated or extended hereunder, shall continue in effect until the second anniversary of the Effective Date (the “Term”) and, solely for purposes of Section 3.2 with respect to Neurogenetics’ quarterly report submitted to Eisai following the last quarter of the Term and activities to be completed pursuant to Section 3.2 following submission of such report, shall continue after the Term until the date upon which all such activities have been completed in accordance with Section 3.2 (the “Extension Term”). Eisai shall have the one-time right, in its sole discretion, to extend the original Term, which ends on the second anniversary of the Effective Date (the “Original Term”), for a period of twelve (12) months immediately following the end of the Original Term (the “Additional Period”). Eisai may exercise such right to extend the Term by the Additional Period by providing Neurogenetics written notice of such extension on or prior to the date that is [***] ([***]) days after Neurogenetics submits the quarterly report pursuant to Section 3.2(a) for the quarter immediately preceding the last quarter of the Original Term; provided that, if a Compound presented in the quarterly report for the last quarter of the Original Term is designated a Validated Compound by Eisai pursuant to Section 3.2(a), Eisai shall have [***] ([***]) days from the date that Eisai make such designation to exercise its right to extend the Term by the Additional Period pursuant to this Section 6.1. If Eisai extends the

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Term pursuant to this Section 6.1, Eisai shall pay Neurogenetics [***] U.S. dollars (US$[***]) within [***] days from the first day of the Additional Period. Such payment shall be made in accordance with the terms of Sections 4.2 and 4.3. If Eisai extends the Term pursuant to this Section 6.1, the term “Term” shall automatically include the Additional Period.

6.2                               It is the Parties’ express intent that consideration shall first and foremost be given to remedying any breach of this Agreement through the payment of monetary damages or such other legal or equitable remedies as shall be appropriate under the circumstances and that there shall only be the limited right to terminate this Agreement that is expressly provided in this Section 6.2. In the event that the Neutral, in accordance with the procedures set forth in Section 8.3 and Exhibit B hereto and incorporated herein, has rendered a ruling that a Party has materially breached this Agreement, which ruling specifies the remedies, which shall not include termination, imposed on such breaching Party for such breach (the “Adverse Ruling”), and the breaching Party has failed to comply with the terms of the Adverse Ruling within the time period specified therein for compliance, or if such compliance cannot be fully achieved by such date, the breaching Party has failed to commence compliance and/or failed to use diligent efforts to achieve full compliance as soon thereafter as is reasonably possible, then the non-breaching Party shall have the right to terminate this Agreement by providing written notice thereof to the breaching Party.

6.3                               The rights and obligations arising from Sections 3.2(g) and 6.3, and Articles 5, 7 and 8 (including Exhibit B) and, solely for the period of time and for the purposes described in such sections, Sections 3.2(d), (e) and (f), shall survive expiration or termination of this Agreement. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination.

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ARTICLE 7

EXCHANGE OF INFORMATION AND CONFIDENTIALITY

7.1                               During the Term and for [***] years thereafter (and notwithstanding any termination or expiration of this Agreement), Neurogenetics and Eisai shall not use or reveal or disclose to third parties any confidential information received from the other Party or otherwise developed by the other Party in the performance of activities in furtherance of this Agreement without first obtaining the written consent of the other Party. Notwithstanding the above, the Party to whom confidential information was disclosed (the “Recipient”) shall not be in violation of this Agreement with regard to disclosure of information that Recipient can evidence by competent written proof: (a) is or becomes part of the public domain subsequent to the time it was communicated to the Recipient by the other Party through no fault of the Recipient, (b) is already in Recipient’s possession free of any obligation of confidence at the time it was communicated to the Recipient, (c) is disclosed to the Recipient by a third party having the right to do so, which third party did not obtain the same, directly or indirectly, from the other Party, or (d) is in response to a valid order by a court or other governmental body (but solely to the extent of and pursuant to such order), provided that the Recipient provides the other Party with prior written notice of any disclosure in response to a court or other governmental order so as to permit the other Party to seek confidential treatment of such information. The Parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

7.2                               Nothing herein shall be construed as preventing either Party from disclosing any information received from the other Party to its employees, consultants, agents and Affiliates,

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provided that such employees, consultants, agents and Affiliates have undertaken a similar obligation of confidentiality with respect to the confidential information.

7.3                               No public announcement or other disclosure to any third party concerning the existence of or terms of this Agreement shall be made, either directly or indirectly, by any Party to this Agreement, except as required by applicable law, rule or regulation, without first obtaining approval of the other Party and agreement upon the nature and text of such announcement or disclosure. The Party desiring to make any public announcement or other disclosure shall inform the other Party of the proposed announcement or disclosure (pursuant to legal requirement, for recording purposes or otherwise) a reasonable time prior to public release, and shall provide the other Party with a written copy of the proposed public statement, in order to solicit such Party’s written approval. Neurogenetics may disclose the existence and terms of this Agreement to potential third party financial investors in Neurogenetics or a potential third party acquiror of all or substantially all of the business Neurogenetics (provided that any such third party agrees to maintain the confidentiality of any such information provided to such third party by Neurogenetics).

ARTICLE 8

GENERAL

8.1                               If the performance of any part of this Agreement by either Party, or of any obligation under this Agreement (other than payment), is prevented, restricted, interfered with or delayed by reason of any event beyond the control of that Party or its suppliers, including Acts of God, government regulations, laws, orders or decrees, labor disputes, floods, fires, civil commotion, embargoes, quotas, shortage of labor, power or materials or any delays in transportation or detention by customs and health authorities which are also beyond the control of the Party or its suppliers, the Party so affected shall, upon giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected Party shall use commercially reasonable efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such cause is removed. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

8.2                               This Agreement shall be governed by and interpreted in accordance with the laws of California, without regard to conflicts of laws principles.

8.3                               In the event a dispute (“Dispute”) arises between the Parties arising out of or relating to this Agreement, such Dispute shall be resolved in the manner described in Exhibit B. Notwithstanding the foregoing, each Party acknowledges that its breach of Section 3.2(d) or 3.2(f) or Article 7 of this Agreement (or the breach by Eisai’s accountants or Eisai’s Counsel of confidentiality obligations under Section 4.4 or the letter agreement attached hereto as Exhibit #, as applicable) may cause irreparable damage and hereby agrees that the other Party shall be entitled to seek injunctive relief under this Agreement with respect to such breach, as well as such further relief as may be granted by a court of competent jurisdiction, and any such Disputes may be brought in the state courts and the Federal courts located in San Diego County, California and the Parties hereby consent to the personal jurisdiction and venue of these courts.

8.3                               In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect. If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and the Parties shall consult with one another in order to reach a new agreement that conforms with the applicable statute or rule of law in the relevant jurisdiction.

8.4                               This Agreement, entered into as of the Effective Date, constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all previous writings and understandings with respect to the subject matter hereof. For clarification, the Collaboration Agreement between the Parties, dated October 1, 2002, remains in effect in accordance with its terms. The terms or provisions of this Agreement shall not be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may amend this Agreement by mutually acceptable written instruments that specifically refer to this Agreement and are executed in the same manner as this Agreement.

8.5                               The Parties recognize and agree that, except as expressly stated in this Agreement, nothing contained in this Agreement shall be construed as granting any property rights, by license or otherwise, to any Neurogenetics’ Property, or to any invention or any patent, copyright, trademark, or other intellectual property right that has issued or that may issue, based on such Neurogenetics’ Property.

8.7                               Any notice required to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, by personal delivery, registered U.S. mail or its Japanese equivalent, or overnight courier, or facsimile, addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon the date of receipt.

TO EISAI:	Eisai Co., Ltd.
6-10 Koishikawa 4-chome, Bunkyo-ku
Tokyo 112-8088, Japan

Attention: Corporate Officer, Corporate Business Development

TO NEUROGENETICS:	Neurogenetics, Inc.
11085 North Torrey Pines Rd. Suite 300
La Jolla, CA 92037, U.S.A.

Attention: President and Chief Executive Officer

8.8                               Neither this Agreement nor any interest hereunder shall be assignable by either Party without the written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that either Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent in connection with the transfer or sale of all or substantially all of the business of such Party to which this Agreement relates to a third party, whether by merger, sale of stock, sale of assets or otherwise. In the event of such transaction, however, intellectual property rights of the acquiring party to such transaction (if other than one of the Parties to this Agreement) shall not be included in the intellectual property rights which are subject to this Agreement. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

8.9                               This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties through their authorized representatives, have executed this Agreement as of the Effective Date.

NEUROGENETICS, INC.

By:	/s/Neil Kurtz
Name:	Neil M. Kurtz, M.D
Title:	President and CEO

EISAI CO., Ltd.

By:	/s. Kentaro Yoshimatsu
Name:	Kentaro Yoshimatsu
Title:	Senior Vice President
Discovery & Development Research

EXHIBIT A

PROJECT PLAN

Neurogenetics Program to Find Compounds that Selectively Lower A42

[***]

EXHIBIT B

ALTERNATIVE DISPUTE RESOLUTION

The Parties recognize that a bona fide dispute as to certain matters may arise from time to time during the term of this Agreement which relates to either Party’s rights and/or obligations. To have such a dispute resolved by this Alternative Dispute Resolution (the “ADR”) provision, a Party first must send written notice of the dispute to the other Party for attempted resolution by good faith negotiations between the President of Neurogenetics and the President of Eisai within thirty (30) days after such notice is received (all references to “days” in this Exhibit B are to calendar days).

Any negotiations regarding a dispute shall be treated as settlement negotiations for purposes of the Federal Rules of Evidence and any similar state rules of evidence. Such negotiations shall not be admissible in any subsequent judicial or ADR proceeding.

If the matter has not been resolved within thirty (30) days of the notice of dispute, or if the Parties fail to meet within such thirty (30) days, either Party may initiate an ADR proceeding as provided herein. The Parties shall have the right to be represented by counsel in such a proceeding.

1.                                       To begin an ADR proceeding, a Party shall provide written notice to the other Part of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such

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notice, the other Party may, by written notice to the Party initiating the ADR, add additional issues to be resolved within the same ADR.

2.                                       Within twenty-one (21) days following receipt of the original ADR notice, the Parties shall select a mutually acceptable neutral (the “Neutral”) to preside in the resolution of any disputes in this ADR proceeding. If the Parties are unable to agree on a mutually acceptable Neutral within such period, the parties shall request the President of the Center for Public Resources (“CPR”), 366 Madison Avenue, New York, New York 10017, to select a Neutral pursuant to the following procedures:

(a)                                  The CPR shall submit to the Parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request from the Parties, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either Party or any of their subsidiaries or Affiliates.

(b)                                 Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

(c)                                  Each Party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a Party believes a conflict of interest exists regarding any of the candidates, that Party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any Party failing to return a list of preferences on time shall be deemed to have no order of preference.

(d)                                 If the Parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR immediately shall designate as the Neutral the candidate for whom the Parties collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the Parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the Neutral the candidate for whom the Parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subsections 2(a) – 2(d) shall be repeated.

3.                                       No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the Neutral shall hold a hearing to resolve each of the issues identified by the Parties. The ADR proceeding shall take place in Honolulu, Hawaii, or at such other location agreed upon by the Parties. The language of the ADR shall be English.

4.                                       At least seven (7) days prior to the hearing, each Party shall submit the following to the other Party and the Neutral:

(a)                                  a copy of all exhibits on which such Party intends to rely in any oral or written presentation to the Neutral;

(b)                                 a list of any witnesses such Party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

(c)                                  a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issued, provided, the proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue;

(d)                                 a brief in support of such Party’s proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages, provided, this page limitation shall apply regardless of the number of issues raised in the ADR proceedings.

Except as expressly set forth in subsections 4(a) – 4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

5.                                       The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

(a)                                  Each Party shall be entitled to five (5) hours of hearing time to present its case. The Neutral shall determine whether each party has had the five (5) hours to which it is entitled.

(b)                                 Each Party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

(c)                                  The Party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding Party. The responding Party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

(d)                                 Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

(e)                                  Settlement negotiations shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing shall not be admissible. As to all other matters, the Neutral shall have sole discretion regarding the admissibility of any evidence.

6.                                       Within seven (7) days following completion of the hearing, each Party may submit to the other Party and the Neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any evidence not presented at the hearing and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7.                                       The Neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the Parties on each disputed issue but may adopt one Party’s proposed ruling and remedies on some issues and the other Party’s proposed rulings and remedies on other issues. The Neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8.                                       The Neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing Party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

(a)                                  If the Neutral rules in favor of one Party on all disputed issues in the ADR, the losing Party shall pay 100% of such fees and expenses.

(b)                                 If the Neutral rules in favor of one Party one some issues and the other Party on other issues, the Neutral shall issue with the rulings a written determination as to how much such fees and expenses shall be allocated between the Parties. The Neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the Party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9.                                       The rulings of the Neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10.                                 Except as provided in Article 7 of the Agreement to which this Exhibit is attached or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings and briefs), and the rulings shall be deemed confidential information. The Neutral shall have the authority to impose sanctions for unauthorized disclosure of confidential information.

EXHIBIT C

IDENTIFICATION OF EISAI’S

DESIGNATED OUTSIDE COUNSEL

Name of Attorney:                                             [***]

Name of Law Firm:                                              [***]

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EXHIBIT D

VALIDATION CRITERIA

[***]

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EXHIBIT E

AGREEMENT BETWEEN EISAI’S COUNSEL AND NEUROGENETICS

February 25, 2005

VIA FACSIMILE

Kumar Srinivasan, Ph.D.

Vice President of Corporate Development

Neurogenetics, Inc.

11085 North Torrey Pines Road

Suite 300

La Jolla, CA 92037

Dear Dr. Srinivasan:

This is the agreement between Neurogenetics, Inc. and [***] that is referenced in Section 3.2(a) of the Collaboration Agreement between Neurogenetics, Inc. and Eisai Co., Ltd., dated February 28th, 2005. This letter agreement is separate from the letter agreement between Neurogenetics, Inc. and [***] dated February 14, 2005, which remains in full force and effect and is not altered by this agreement.

1.                                       Neurogenetics and Eisai are each engaged in projects whose objective is to discover and develop compounds that preferentially lower secreted [***] without significantly inhibiting[***]. It is a shared objective of Neurogenetics and Eisai that, except as is necessary to implement the Collaboration Agreement, neither party is to be informed of the identity or structure of the compounds that are the subject of discoveries, development or testing by the other. To that end, Section 3.2 of the Collaboration Agreement provides that certain disclosures will be made, and rights of access granted, to Eisai’s Counsel as distinguished from Eisai itself. Eisai has designated [***] as Eisai’s Counsel for the purposes of the Collaboration Agreement. This letter agreement establishes [***]’s obligations to Neurogenetics with respect to information disclosed to or learned by [***]by reason of its status as Eisai’s Counsel under the Collaboration Agreement. Capitalized terms in this letter agreement shall, unless expressly defined in this agreement, have the same meaning as capitalized terms used in the Collaboration Agreement.

2.                                       It is anticipated that Neurogenetics will disclose to Eisai’s Counsel (a) information that is descriptive of the compounds discovered or developed by Neurogenetics that preferentially lower secreted [***] without significantly affecting [***], including the precise chemical structure of those compounds, (b) information regarding the disclosed compounds, including the results of studies, tests and assays designed to determine, among other things, the potential safety, efficacy and commercial utility of the disclosed compounds as

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contemplated by the Collaboration Agreement, and (c) information relating to the progress and status of the Project, and Neurogenetics’ performance under the Collaboration Agreement. All such information (x) shall be used only by [***] solely for the purposes stated in the Collaboration Agreement and the rendering of related legal advice to Eisai , and (y) shall not, without the written consent of Neurogenetics and Eisai, be disclosed by [***]to any third party (parties other than Neurogenetics, Eisai and their respective Affiliates) unless compelled to do so by an order of a court of competent jurisdiction or a governmental agency. [***] shall not disclose any such information provided to it by Neurogenetics regarding the identity and structure of compounds developed by Neurogenetics to Eisai except as contemplated by paragraph 3.

3.                                       It is anticipated that Neurogenetics will disclose to [***]information regarding the identity and structure of compounds developed by Neurogenetics that Neurogenetics will not provide to Eisai. [***] may, in its discretion, but only on seven calendar days’ prior written notice to Neurogenetics, disclose that information to Eisai in order to allow Eisai to determine whether it wishes to provide an Indication of Interest to Neurogenetics or otherwise to exercise its rights under Articles 3 and 6 of the Collaboration Agreement.

4.                                       Eisai may, in its discretion, prior to Eisai’s receipt of a disclosure pursuant to paragraph 3 above provide to [***] a dated, written disclosure of one or more compounds that are the subject of Eisai’s own effort to discover and develop compounds that preferentially lower secreted [***]. In the event of such a disclosure, [***] will inform Neurogenetics that the disclosure has been made, will not inform Neurogenetics of the content of that disclosure, but will retain the disclosure separately from its other files and records relating to the Collaboration Agreement, and in a form that cannot be altered electronically, so that Eisai and Neurogenetics may refer to it in the event of a future dispute, if any, between them with respect to the independence of Eisai’s research and development efforts.

5.                                       Neurogenetics agrees that, during the Term and the Extension Term of the Collaboration Agreement, and thereafter with respect to Validated Compounds that are the subject of rights or obligations referenced in Section 6.3 of the Collaboration Agreement, it will (a) promptly, and at reasonable intervals, inform [***] of its efforts, and the status of its efforts, to obtain patent protection relating to any Validated Compound, and (b) allow its patent counsel to consult with [***] regarding those efforts. Nothing in this paragraph 5 will give Eisai or [***] the right to control or direct Neurogenetics’ efforts to obtain patent protection relating to a Validated Compound. [***] shall retain any information that it receives pursuant to this paragraph 5 in confidence, except that it may disclose that information to Eisai without disclosing information of the type described in paragraph 3 unless that information has previously been disclosed to Eisai in accordance with paragraph 3.

6.                                       [***]agrees that, during the Term and the Extension Term and for a period of one year thereafter, it will not, without Neurogenetics’ written consent, file or prosecute any patent application for Eisai or any third party that claims a compound, pharmaceutical composition or method of treatment that, to its knowledge, causes, or results in, a lowering of secreted [***] without substantially affecting [***], and will not at any time use any confidential information of Neurogenetics provided to it hereunder in connection with filing or prosecuting any patent

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application for Eisai or any third party or for any other purpose (except as expressly contemplated by paragraphs 2, 3 and 5) .

7.                                       Neurogenetics shall not be responsible for any fee charged by [***] for services relating to this letter agreement or the Collaboration Agreement. Nothing contained in this letter agreement shall create an attorney-client relationship between [***] and Neurogenetics. Neither this agreement, nor any action taken pursuant to this agreement, shall create a conflict of interest or (except as stated in paragraph 6) provide any other reason for precluding [***] from representing Eisai, or any third party, with respect to any matter, or in any proceeding, where Eisai or the third-party’s interests are adverse to those of Neurogenetics; provided that in no event may [***] represent Eisai in any litigation or dispute resolution proceeding adverse to Neurogenetics arising out of or relating to the Collaboration Agreement (although [***] may provide information obtained, reviewed or created by it pursuant to its activities under this letter agreement in connection with such proceeding).

8.                                       This letter agreement shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts, without regard to conflict of law principles. This letter agreement and the letter agreement dated February 14, 2005 state the entire agreement between Neurogenetics and [***]. This agreement may not be amended except by a writing signed by an officer of Neurogenetics and a partner of [***]. All notices given pursuant to this letter agreement shall be given in the manner set forth in the Collaboration Agreement. Notices given to Neurogenetics shall be given to the person and at the address then required by the Collaboration Agreement.

Please confirm the foregoing is an accurate and complete statement of the agreement between Neurogenetics and [***] by signing this agreement in the location provided below.

[***]

By:	Signature illegible
Partner

CONFIRMED and AGREED:

   NEUROGENETICS, INC.

By:	/s/Neil M. Kurtz
Its	Neil M. Kurtz

RSFJr/kf

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